UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

ETHEMA HEALTH CORPORATION

f/k/a GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

810 Andrews Avenue Del Ray Beach, Florida 33483
(Address of principal executive offices)

(561) 450 7679
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2017, Ethema Health Corporation, a Colorado corporation (f/k/a/ GreeneStone Healthcare Corporation, the “Company”), entered into a nonbinding Letter of Intent (the “LOI”) with Joseph Petri and Peter Walstrom, individuals residing in the State of Florida (collectively the “Sellers”), providing for the Company’s purchase from the Sellers’ of certain convertible debt (the “Debt”) in Blue Dog Holdings (“BDH”). BDH, through its wholly owned subsidiaries, owns and operates a 174 bed addiction treatment center located at 5400-5410 East Avenue in West Palm Beach, Florida (the “Facility”).

The LOI contemplates the Company’s issuance of 30,000,000 shares of common stock of the Company in consideration of the transfer of the Debt from Sellers to the Company and supplying $2,500,000.00 in new working capital for the operation of BDH. The LOI further contemplates the successful re-negotiation of certain BDH secured and unsecured liabilities prior to entering into a management agreement under which the Company will manage the operation of the Facility together with the Sellers as a step towards an eventual ownership of BDH.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the LOI, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Letter of Intent dated September 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2017

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO